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                                                                    EXHIBIT 23.3


DELOITTE & TOUCHE


                        CONSENT OF INDEPENDENT AUDITORS


We consent to the use in this Registration Statement on Form S-4 of Oxford Automotive, Inc. of our report dated May 21, 1996, appearing in the Prospectus, which is part of this Registration Statement, and to the references to us under the headings "Experts" and "Selected Consolidated Historical Financial Data" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned report also include the financial statement schedule of Oxford Automotive, Inc. and BMG North America Limited, for the periods October 28, 1995 to March 31, 1996 and April 1, 1995 to October 27, 1995 and for the year ended March 31, 1995 listed in Item 21. This financial statement schedule is the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.



/s/ Deloitte & Touche


Chartered Accountants
Kitchener, Ontario
September 17, 1997